UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2021

AzurRx BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AZRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2021, the Board of Directors (the “Board”) of AzurRx BioPharma, Inc. (the “Company”) approved, effective immediately, an increase in the size of the Board from six directors to seven directors and appointed Terry Coelho, age 60, to serve as a member of the Board to fill the newly-created vacancy. Ms. Coelho will hold this position until the next annual meeting of the Company’s stockholders or until her successor is elected and qualified, subject to her earlier resignation or removal. Ms. Coelho will also serve as a member of the Audit Committee and the Compensation Committee of the Board.

Ms. Coelho is the Executive Vice President and Chief Financial Officer of BioDelivery Sciences International, Inc. (“BDSI”) (NASDAQ: BDSI) and has more than 30 years of financial and operational experience. Ms. Coelho previously served as the Chief Financial Officer and Treasurer of BDSI since January 2019. Prior to joining BDSI, Ms. Coelho served as Chief Financial Officer and Treasurer at Balchem Corporation (NASDAQ: BCPC) from October 2017 to October 2018. From September 2017 to October 2017, she served as Chief Operating Officer for Diversey, Inc., a multi-billion dollar global private equity carve-out from Sealed Air Corporation, and held senior finance positions at Diversey Care from October 2014 through August 2017, including as Chief Financial Officer for Diversey Care. Ms. Coelho has also served in senior finance leadership roles at Novartis from 2007 to 2014. Ms. Coelho earned an MBA in Finance from IBMEC in Brazil and a Bachelor of Arts degree in both Economics and International Relations, summa cum laude, from The American University School of International Service. Ms. Coelho was selected as a director due to her financial background and experience as a senior financial officer of public companies.

Ms. Coelho will receive an annual cash retainer fee of $60,000 (pro-rated for the current year) and payment for her services as a member of the Audit Committee and Compensation Committee of the Board in accordance with the Company’s standard non-employee director compensation plan.

There are no transactions between Ms. Coelho and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On August 16, 2021, the Company issued a press release announcing the matters described above and is attached hereto as Exhibit 99.1. The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	99.1	Press Release of the Company, dated August 16, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 16, 2021	AzurRx BioPharma, Inc. By: /s/ Daniel Schneiderman Name: Daniel Schneiderman Title: Chief Financial Officer